Exhibit 12.1

Statement Regarding Computation of Ratios of Earnings to Fixed Charges

Amounts (in millions of euro) in accordance with Dutch GAAP

	Year ended December 31,									Pro forma year ended December 31,
	2000		2001		2002	2003		2004		2004
Earnings:
Net result	221		55		(588)	(132)		80		73
Minority interests	9		9		12	12		17		17
Income from equity investees	—		—		(3)	1		—		—
Tax	62		(2)		(11)	(68)		(33)		(37)
Pre-tax income before minority interest and before income from equity investees	292		62		(590)	(187)		64		53
Plus:
Fixed charges	298		295		280	276		133		137
Amortization of capitalized interest	—		1		1	1		1		1
Distributed income of equity investees	—		—		—	—		—		—
Share of pre-tax losses of equity investees	—		—		—	—		—		—
Less:
Capitalized interest	—		(5)		(6)	(1)		(1)		(1)
Dividend requirement on Preference Shares	(40)		(39)		(36)	(38)		(37)		(30)
Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	—		—		—	—		—		—
Earnings	550		314		(351)	51		160		160

Fixed Charges:
Interest expensed	210		200		182	140		62		72
Interest capitalized	—		5		6	1		1		1
Plus:
Amortized premiums, discounts and capitalized expenses related to indebtedness	14		16		22	67		9		10
Estimate of interest within rental expense	34		35		34	30		24		24
Dividend requirement on Preference Shares	40		39		36	38		37		30
Fixed Charges	298		295		280	276		133		137

Ratio of Earnings to Fixed Charges	1.85	X	1.06	X	—	0.18	X	1.21	X	1.17	X

Additional pre-tax income before minority interest and income from equity investees necessary to generate a ratio of Earnings to Fixed Charges of 1.0	—		—		632	226		—		—

Amount (in millions of euro) in accordance with US GAAP

	Year ended December 31,
	2000		2001		2002	2003		2004
Earnings:
Result from continuing operations	56		13		(849)	(59)		104
Minority interests	9		9		12	12		17
Income from equity investees	—		—		—	—		—
Tax	(14)		(42)		(16)	6		3
Pre-tax income from continuing operations before minority interest and income from equity investees	51		(20)		(853)	(41)		124
Plus:
Fixed charges	261		246		224	256		131
Amortization of capitalized interest	—		1		1	1		1
Distributed income of equity investees	—		—		—	—		—
Share of pre-tax losses of equity investees	—		—		—	—		—
Less:
Capitalized interest	—		(5)		(6)	(1)		(1)
Dividend requirement on Preference Shares	(40)		(39)		(36)	(38)		(37)
Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	—		—		—	—		—
Earnings	272		183		(670)	177		218

Fixed Charges:
Interest expensed	180		158		137	114		62
Interest capitalized	—		5		6	1		1
Plus:
Amortized premiums, discounts and capitalized expenses related to indebtedness	14		16		19	79		7
Estimate of interest within rental expense	27		28		26	24		24
Dividend requirement on Preference Shares	40		39		36	38		37
Fixed Charges	261		246		224	256		131

Ratio of Earnings to Fixed Charges	1.04	X	0.74	X	—	0.69	X	1.67	X

Additional pre-tax income from continuing operations before minority interest and income from equity investees necessary to generate a ratio of Earnings to Fixed Charges of 1.0	—		63		894	79		—

Amounts (in millions of euro) in accordance with IFRS

	March 31,
	2005	2004
Earnings:
Net result	(78)	6
Minority interests	4	4
Income from equity investees	—	—
Tax	8	2
Pre-tax income before minority interest and before income from equity investees	(66)	12
Plus:
Fixed charges	44	49
Amortization of capitalized interest	—	—
Distributed income of equity investees	—	—
Share of pre-tax losses of equity investees	—	—
Less:	—	—
Capitalized interest	—	—
Dividend requirement on Preference Shares	—	—
Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	—	—
Earnings	(22)	61

Fixed Charges:
Interest expensed	38	43
Interest capitalized	—	—
Plus:
Amortized premiums, discounts and capitalized expenses related to indebtedness	—	—
Estimate of interest within rental expense	6	6
Fixed Charges	44	49

Ratio of Earnings to Fixed Charges	—	1.24	X

Additional pre-tax income before minority interest and income from equity investees necessary to generate a ratio of Earnings to Fixed Charges of 1.0	66